Exhibit 99.3
PRIVATE AND CONFIDENTIAL
As of January 3, 2006
Mr. Bartholomew F. Palmisano Sr.
Chairman of the Board and Chief Executive Officer
OCA, Inc.
3850 North Causeway Blvd., Suite 800
Metairie, Louisiana 70002
Dear Mr. Palmisano:
This letter agreement (the “Agreement”) confirms the engagement of Conway, Del Genio, Gries & Co., LLC (“CDG”) by OCA, Inc. (“OCA” or the “Company”) on behalf of the Company and its Board of Directors to provide restructuring management services with respect to OCA and its wholly owned subsidiaries, including the scope of the services to be performed and the basis of compensation for those services. Upon your execution, this letter will constitute an agreement between OCA and CDG.
1. Objectives, Scope, and Approach
Our objective will be to assist and advise the Company and to provide restructuring management and turnaround management services, including providing a Chief Restructuring Officer, in connection with a refinancing or restructuring of the debt obligations (the “Restructuring”) of OCA and its subsidiaries.
The scope of our engagement includes:
(A)	Upon approval of the Board of Directors, making CDG personnel available to serve as officers of the Company, including Michael F. Gries as Chief Restructuring Officer;

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January 3, 2006
(B)	Performing general due diligence to assist the Company in defining its financial and operational performance, including gathering and analyzing data, interviewing appropriate management and evaluating the Company’s existing financial forecasts and budgets;

(C)	Reviewing the Company’s cash management system, including its current short and mid-term liquidity forecasts, providing assistance in modifying and updating such forecasts based upon current information, CDG’s observations and other information as it becomes available and providing overall management of the cash receipts and disbursements functions;

(D)	Assisting in the preparation of cash flow forecasts and presentation of such approved plans and forecasts to the Company’s constituents;

(E)	Developing strategies for improving liquidity and assisting in the implementation thereof;

(F)	Assisting the Company in the development and preparation of a business and operating plan, including strategies for retention of existing affiliations, growth through new affiliations, evaluation of existing and required levels of SG&A (and presenting those strategies to the Board for approval);

(G)	Evaluation of and authority for presenting to the Board, proposed divestitures, including settlements;

(H)	Development of contingency plans;

(I)	Assisting the Company in addressing issues and in discussions with existing lenders in connection with maintaining ongoing financing of the Company’s operations;

(J)	Managing the development, evaluation, negotiation and execution of any potential restructuring transaction and/or plan of reorganization;

(K)	Assisting in the negotiations with existing lenders, creditors and other parties in interest in the implementation of a restructuring transaction;

(L)	Conducting such other studies, analyses or activities as requested by the Board related to the Company’s restructuring efforts, as the parties hereto mutually agree.

OCA, Inc.

January 3, 2006
During the term of this engagement CDG shall make available to the Company the services of CDG employees to serve as officers of the Company (the “Officers”). The Officers shall be duly appointed by the Board of Directors of the Company (the “Board”). The Officers shall report directly to the Board of Directors of the Company and have direct access to the Board and shall, with senior management, develop proposals for the Board’s consideration to address the Company’s restructuring. It is anticipated that the Officers shall work directly with existing senior management of the Company and will have primary responsibility for addressing issues and implementing proposals related to the Restructuring.
You understand that the services to be rendered by the Officers may include the preparation of projections and other forward-looking statements, and numerous factors can affect the actual results of the Company’s operations, which may materially and adversely differ from those projections and other forward looking statements. In addition, the Officers will be relying on information provided by other members of the Company’s management in the preparation of those projections and other forward-looking statements. Neither the Officers nor CDG makes any representation or guarantee that an appropriate restructuring proposal presented to the Board will be more successful than all other possible restructuring proposals, or, if formulated, that any proposed restructuring plan will be accepted by the Company’s creditors, shareholders and other constituents. Further, neither the Officers nor CDG assumes responsibility for the selection of any restructuring proposal that the Officers formulate and present to the Board, and the Officers shall be responsible for implementation only of the proposals approved by the Board and only to the extent otherwise provided herein.
Notwithstanding anything contained in this agreement to the contrary, CDG makes no representations or warranties about the Company’s ability to (i) successfully improve its operations, (ii) maintain sufficient liquidity to operate its business, or (iii) successfully complete the Restructuring.
2. Staffing
Our services will be led by Michael F. Gries, a member of CDG, who will assume the position of CRO. The engagement will be staffed by other CDG personnel and consultants possessing the requisite skills and experience necessary to achieve the objectives set forth above in an expeditious and effective manner.
Although the Officer(s) will devote substantial time to this engagement, they will continue to be employed by CDG. While the Officers(s) are rendering services to the Company they will continue to work with other personnel at CDG both in connection with the Company’s matters and possibly other unrelated matters. In rendering services to the Company, the Officers may use additional CDG and third party personnel to assist them.

OCA, Inc.

January 3, 2006
3. Other Requirements
The Company’s Directors and Officers insurance policy includes any past, present or future officer or director of the Company as an “Insured Person” under the policy and the Company’s employment practices policy includes any individuals who are or were owners, partners, employees, directors or officers of the Company as an “Insured” under the policy (collectively, the “Policies”). A true, correct, and complete copy of the Company’s current Directors and Officers liability insurance shall be promptly furnished to CDG. The Company represents that the premiums associated with the Policies have been paid in full and that no notice of termination or conversion has been received with respect to the Policies. The Company shall use commercially reasonable efforts to maintain directors and officers liability insurance coverage of not less than $15,000,000 and otherwise comparable as to premiums, terms and amounts as that provided under the Policies during the term of this Agreement, with any replacement coverage being obtained from an insurer with a rating from a nationally recognized rating agency not lower than the present insurer.
4. Fees and Expenses
For CDG’s services provided pursuant to this Agreement, it is agreed that the Company shall pay the following cash fees: A Monthly Fee of $200,000 (the “Monthly Fee”), which shall be due and paid by the Company in advance on the date hereof and on each monthly anniversary hereof during this Agreement. In addition, a retainer in the amount of $200,000 (the “Retainer”) shall be due and payable in two installments, $100,000 upon the execution hereof and $100,000 on the first monthly anniversary thereof.
Within 30 (thirty) days of the commencement of this assignment, CDG will develop an overall strategy for the engagement, including goals to be achieved. CDG and the Board agree to negotiate in good faith to establish an incentive fee to be paid CDG, based on the achievement of those goals, to be paid at the completion of CDG’s engagement.
In addition to the foregoing, CDG will bill monthly in arrears for the reimbursement of all of its reasonable out-of pocket expenses (including travel, telephone and facsimile, courier and copy expenses) incurred in connection with CDG’s engagement hereunder. All such fees and expenses will be billed and payable on a monthly basis.
5. Term
This engagement letter shall become effective upon its execution by the parties hereto.
This engagement may be terminated by either party upon thirty days’ written notice, it being understood that the provisions of Sections 7, 8, 9, and 10 hereof shall survive any such termination.

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January 3, 2006
6. Relationship of the Parties
The parties intend that an independent contractor relationship will be created between CDG and the Company by this engagement letter. The Officers shall remain employees of CDG, which shall retain the rights (subject to the terms hereof) to direct and control his/her performance (except as otherwise required by any applicable fiduciary laws). The compensation set forth in paragraph 4 shall be exclusive, and the Officers shall not be entitled to participate in any other compensation or benefit plan or perquisite of the Company (other than as referred to in Section 3). Any amounts of cash paid to the Officers shall be paid to and received by the Officers solely as nominee for and on behalf of CDG and not on his or her own account. Neither CDG nor any of its personnel or subcontractors is to be considered an employee or agent of the Company and the personnel and subcontractors of CDG are not entitled to any of the benefits that the Company provides for the Company’s employees. The Company acknowledges that CDG’s engagement shall not constitute an audit, review or compilation, or any other type of financial statement reporting engagement that is subject to the rules of the AICPA, SEC, or other state or national professional or regulatory body.
7. Non-Solicitation
The Company agrees not to solicit, recruit or hire any employees of CDG for a period of two years subsequent to the termination of this agreement.
8. Indemnification
In addition to the indemnity provided in the indemnity agreement incorporated herein, the Officers shall be indemnified by the Company for all acts performed as an Officer to the maximum extent permitted by law. The Company shall maintain its directors and officer’s liability insurance policy in accordance with paragraph 3 hereof. Termination of this engagement shall not affect any of these indemnification provisions, which shall remain in full force and effect.
9. Miscellaneous
The Company recognizes and confirms that CDG in acting pursuant to this engagement will be using information in reports and other information provided by others, including, without limitation, information provided by or on behalf of the Company, and that CDG does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information. In addition, the Company represents and warrants that any information relating to the Company that is furnished to CDG by or on behalf of the Company will be true, complete and correct in all material respects. The foregoing shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party (as defined elsewhere in this Agreement).

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January 3, 2006
The Company agrees that any information or advice (written or oral) rendered by CDG, its affiliates or any of its representatives in connection with this engagement is for the confidential use of the Company only in its evaluation of any restructuring, sale or other transaction and the Company will not and will not permit any third party to disclose or otherwise refer to such advice or information in any manner without CDG’s prior written consent; provided, however, that the Company may disclose such information as necessary in any legal proceeding in which disclosure of such information is required.
To the best of its knowledge, information and belief, neither CDG nor its employees or affiliates have any financial interest or business connection with the Company and CDG knows of no conflict of interest between it or its employees or affiliates and the interests of the Company.
The Company agrees to provide indemnification to and to limit liability of CDG and certain other persons in connection with CDG’s engagement hereunder in accordance with Schedule I, which is attached hereto and made a part hereof.
Prior to the commencement by the Company of a Chapter 11 case, any controversy or claim arising out of or relating to this Agreement or the services provided by CDG pursuant hereto (including any such matter involving any parent, subsidiary, affiliate, successor in interest, or agent of the Company or of CDG) shall be submitted first to voluntary mediation, and if mediation is not successful, then to binding arbitration, in accordance with the dispute resolution procedures set forth in Schedule I to this Agreement. After commencement of a Chapter 11 case by the Company, any such controversy or claim shall be resolved by the Bankruptcy Court.
Should the Company become a debtor under any applicable provision of the United States Bankruptcy Code (the “Code”), then the Company agrees to use its best efforts to obtain the approval of the court having jurisdiction over such case for the approval of this Agreement and CDG’s retention by the Company under the terms of this Agreement. CDG shall have no obligation to provide any services under this Agreement in the event that the Company should become a debtor under any applicable reorganization law unless CDG’s retention under the terms of this Agreement is approved by a final order of the appropriate court no longer subject to appeal, rehearing, reconsideration or petition for certiorari.
IN THE EVENT MEDIATION AND/OR ARBITRATION ARE APPLICABLE BUT UNAVAILABLE TO RESOLVE A DISPUTE BETWEEN THE PARTIES HERETO, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING IN CONNECTION WITH OR AS A RESULT OF THE ENGAGEMENT PROVIDED FOR IN THIS AGREEMENT.
The Company expressly acknowledges that CDG has been retained solely as an advisor to the Company and its Board of Directors, and not as an advisor to or an agent of any other person, and that the Company’s engagement of CDG is not intended to confer rights upon any persons not a party hereto (including shareholders, employees or creditors of the Company) as against CDG, CDG’s affiliates or their respective directors, officers, agents and employees. It is further understood and agreed that CDG will act under this Agreement as an independent contractor

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with duties solely to the Company as and to the extent set forth herein and nothing in this Agreement or the nature of CDG’s services shall be deemed to create a fiduciary or agency relationship between CDG and the Company or its shareholders, directors, employees or creditors. The obligations of CDG and the Company hereunder are in each case solely its obligations as an entity, and no officer, director, employee, agent, member, shareholder or controlling person shall be subjected to any personal liability to OCA whatsoever to any person in connection with the performance of this Agreement, nor will any such claim be asserted by or on behalf of any other party to this Agreement.
Notwithstanding anything herein to the contrary and except as reasonably necessary to comply with any applicable federal and state securities laws, the Company (and each employee, representative, or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of any transaction directly or indirectly related to our services hereunder and all materials of any kind (including opinions or other tax analyses) that are provided to any party relating to such tax treatment and tax structure. For this purpose, “tax structure” is any fact that may be relevant to understanding the tax treatment of any transaction directly or indirectly related to our services hereunder.
If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be void, invalid, or otherwise unenforceable, in whole or part, the remaining terms, provisions, covenants and restrictions contained in this Agreement shall remain in effect.
This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without reference to principles of conflicts of law other than Section 5-1401 of the New York General Obligations Law.
Upon termination of this Agreement, CDG may publicly disclose its role as financial advisor pursuant to this Agreement; provided that if CDG’s engagement becomes public prior to termination of this Agreement by any reason other than disclosure by CDG, CDG may publicly disclose its role as financial advisor at such earlier time.
This Agreement shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

OCA, Inc.

January 3, 2006
This engagement is important to us and we appreciate the opportunity to serve you. Please sign the enclosed copy of this letter to acknowledge your agreement with its terms and return this letter along with payment in the amount of $300,000 representing the first Monthly Fee and the first half of the Retainer.

Very truly yours, Conway, Del Genio, Gries & Co., LLC
By:	/s/ Michael F. Gries
Michael F. Gries

ACCEPTED AND AGREED:
OCA, Inc.

By:	/s/ Bartholomew F. Palmisano, Sr.

Bartholomew F. Palmisano, Sr.

Date: as of January 3, 2006

OCA, Inc.

January 3, 2006
Schedule I
INDEMNIFICATION, CONTRIBUTION, LIMITATION OF LIABILITY AND MEDIATION
This Schedule I and Attachment A hereto are a part of and incorporated into that certain letter agreement (together, the “Agreement”), dated as of January 3, 2006 between CDG and OCA, Inc. (the “Company”). All capitalized terms used but not defined herein shall have the same meaning as set forth in the Agreement.
The Company agrees to indemnify and hold harmless each of CDG and its affiliates, any consultants retained by CDG, and each of their respective members, officers, directors, employees, agents, controlling parties and representatives (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against any and all Losses caused by, relating to, based upon or arising out of (directly or indirectly):
i.	this Agreement;

ii.	the Indemnified Parties’ acceptance of or the performance or non-performance of the services that are the subject of this Agreement and related activities prior to the date of this Agreement;

iii.	any document or information, whether oral or written, provided to CDG by the Company or any of its representatives;

iv.	the breach of any representations, warranties or covenants by the Company given pursuant hereto or in connection herewith;

v.	CDG’s involvement in the Restructuring or any part thereof;

vi.	any filings made by or on behalf of any party with any governmental agency in connection with the Restructuring; or

vii.	the Restructuring (items (i) through (vii) are collectively referred to herein as the “Indemnified Events”).
As used herein, the term “Losses” shall mean any and all losses, claims, damages, liabilities, penalties, obligations and expenses, including, but not limited to, reasonable attorney’s fees, disbursements and court costs, and costs of investigation and preparation as and when incurred in investigating, preparing, pursuing or defending any action or claim (whether or not in connection with (x) pending or threatened litigation in which any Indemnified Party is a party, or may reasonably be expected to be made a party, or (y) enforcing this Agreement) and whether or not joint or several.
The Company agrees that it will not, settle, compromise, discharge or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding based upon or in any way related to or arising out of any Indemnified Event and to which an Indemnified Party is or

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may reasonably be expected to be made a party unless (i) the Company has obtained the written approval thereof of the relevant Indemnified Party (which approval shall not be unreasonably withheld or delayed) and such settlement, compromise, discharge or consent to the entry of a judgment is executed by each party thereto or (ii) such settlement includes a provision unconditionally releasing such Indemnified Party and holding such Indemnified Party harmless against all liability in respect of claims by any releasing party relating to or arising out of the Indemnified Event. The Company will be liable for any settlement entered into by an Indemnified Party of any claim against such Indemnified Party made with the Company’s prior written consent, which consent shall not be unreasonably withheld or delayed.
If any action, proceeding or investigation is commenced to which any Indemnified Party proposes to demand indemnification hereunder, such Indemnified Party will notify the Company with reasonable promptness; provided, however, that any failure by such Indemnified Party to notify the Company will not relieve the Company from its obligations hereunder, except to the extent that such failure shall have actually prejudiced the defense of such action. The Company will on demand, advance or pay promptly, on behalf of each Indemnified Party, all Losses that are asserted by the Indemnified Party to be subject to indemnification hereunder. Each Indemnified Party hereby undertakes, and the Company hereby accepts its undertaking, to repay any and all such amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified therefor. If any such action, proceeding or investigation in which an Indemnified Party is a party or is threatened to be made a party is also against the Company, the Company may, in lieu of advancing the expenses of separate counsel for any such Indemnified Party, provide such Indemnified Party with legal representation by the same counsel who represents the Company, provided such counsel is reasonably satisfactory to such Indemnified Party, at no cost to such Indemnified Party; provided, however, that, if such counsel or counsel to the Indemnified Party shall determine that due to the existence of actual or potential conflicts of interest between such Indemnified Party and the Company such counsel is unable to represent both the Indemnified Party and the Company, then the Indemnified Party shall be entitled to use separate counsel of its own choice and the Company shall promptly advance its reasonable expenses of such separate counsel upon submission of invoices therefor. Nothing herein shall prevent an Indemnified Party from using separate counsel of its own choice at its own expense, and the Company agrees to cause its counsel to cooperate with such counsel to the Indemnified Party.
In the event the foregoing indemnity is unavailable to an Indemnified Party for any reason, the Company agrees to contribute to any Losses related to or arising out of any Indemnified Event. Each of the Company, on the one hand, and the Indemnified Parties, on the other, shall contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) from the actual or proposed transaction giving rise to this Agreement; provided, however, in no event regardless of the legal theory advanced or the allegations made in connection therewith shall the Indemnified Parties’ aggregate contribution to the amount paid or payable to all parties exceed the aggregate fees actually received by such Indemnified Party under this Agreement. For any other Losses, or for Losses referred to in the preceding sentence if the allocation provided for therein is unavailable for any reason, the Company and CDG shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also

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the relative fault of each of the Company and the Indemnified Parties in connection with the statements, omissions or other conduct which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by the Company shall be deemed to be not less than the aggregate cash consideration and value of securities or any other property payable, exchangeable or transferable in such transaction or proposed transaction, and benefits received by the Indemnified Parties shall be deemed to be equal to the compensation payable by the Company to the Indemnified Parties in connection with this Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents) on the one hand or by the Indemnified Parties on the other hand. The Company and CDG agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.
The Company will not be liable under the foregoing indemnification provision to any Indemnified Party to the extent that any Loss is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) on the merits to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.
The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its owners, parents, creditors or security holders for or in connection with the engagement of CDG, except to the extent of any such liability for Losses that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) on the merits to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct. Notwithstanding anything contained herein to the contrary, in no event regardless of the legal theory advanced or the allegations made in connection therewith shall payments made by an Indemnified Party exceed the aggregate fees actually received by such Indemnified Party under this Agreement. The Company will also promptly pay the Indemnified Parties for any expenses reasonably incurred by them, including reasonable attorneys’ fees and expenses, in seeking payment of all amounts owed it under this Agreement (or any new engagement agreement) whether through submission of a fee application or in any other manner, without offset, recoupment or counterclaim, whether as a secured claim, an administrative expense claim, an unsecured claim, a pre-petition claim or a post-petition claim.
Neither termination of this Agreement nor termination of CDG’s engagement nor the conversion of a case under Chapter 11 of the Code to one under Chapter 7 shall affect these indemnification provisions, which shall hereafter remain operative and in full force and effect.
The rights provided herein shall not be deemed exclusive of any other rights to which the Indemnified Parties may be entitled under the certificate of incorporation or by-laws of the Company as well as any other agreements, any vote of stockholders or directors of the Company, any applicable law or otherwise.

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January 3, 2006
Attachment A
Dispute Resolution Procedures
The following procedures shall be used to resolve any controversy or claim (“dispute”) as provided in our letter agreement dated as of January 3, 2006 (the “Agreement”).
Mediation
A dispute shall be submitted to mediation by written notice to the other party or parties. In the mediation process, the parties will try to resolve their differences voluntarily with the aid of an impartial mediator, who will attempt to facilitate negotiations. The mediator will be selected by agreement of the parties. If the parties cannot otherwise agree on a mediator, one will be appointed by the American Arbitration Association (“AAA”). However, any mediator appointed by the AAA must be acceptable to all parties.
The mediation will be conducted as specified by the mediator and agreed upon by the parties. The parties agree to discuss their differences in good faith and to attempt, with the assistance of the mediator, to reach an amicable resolution of the dispute.
The mediation will be treated as a settlement discussion and therefore will be confidential. The mediator may not testify for either party in any later proceeding relating to the dispute. No recording or transcript shall be made of the mediation proceedings.
Each party will bear its own costs in the mediation. The fees and expenses of the mediator will be shared equally by the parties.
The mediation shall take place in the Borough of Manhattan, New York, New York.
Arbitration
If a dispute has not been resolved within 90 days after the written notice beginning the mediation process (or a longer period, if the parties agree to extend the mediation), the mediation shall terminate and the dispute will be settled by arbitration. The arbitration will be conducted in accordance with the procedures in this document and the Commercial Arbitration Rules of the AAA. In the event of a conflict, the provisions of this document will control.
The arbitration will be conducted before a panel of three arbitrators, regardless of the size of the dispute, to be selected as follows: CDG and the Company will each select one arbitrator and the third arbitrator will be chosen by the two previously selected arbitrators. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act

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and resolved by the arbitrators. No potential arbitrator may serve on the panel unless he or she has agreed in writing to abide and be bound by these procedures.
Unless provided otherwise in the Agreement, the arbitrators shall have no power to award (i) damages inconsistent with the Agreement or (ii) punitive damages or any other damages not measured by the prevailing party’s actual damages, and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a federal court deciding the matter in the same jurisdiction.
No discovery will be permitted in connection with the arbitration unless it is expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery. All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests.
The result of the arbitration will be binding on the parties, and judgment on the arbitrators’ award may be entered in any court having jurisdiction.
The arbitration shall take place in the Borough of Manhattan, New York, New York